EXHIBIT 99.1


Company Contact:                        Investor Relations Contacts:
Bioenvision                             Lippert/Heilshorn & Associates, Inc.
-----------                             ------------------------------------
David P. Luci                           Kim Sutton Golodetz (kgolodetz@lhai.com)
(212) 750-6700                          (212) 838-3777
davidluci@bioenvision.com               Bruce Voss (bvoss@lhai.com)
www.bioenvision.com                     (310) 691-7100
                                        www.lhai.com



         BIOENVISION REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

NEW YORK, N.Y., May 16, 2005 - Bioenvision (NASDAQ:BIVN) today announced financial results for the three and nine months ended March 31, 2005. Highlights of the quarter and recent weeks include:

     o Bioenvision reported excellent interim results from clinical studies of clofarabine at the 6th International Symposium on Leukemia and Lymphoma
     o First patients were enrolled in a Phase II clinical trial for treatment of chronic hepatitis C with Virostat
     o   Public offering Bioenvision stock raised $56.4 million
     o   Revenues increased 65% and net loss narrowed 29%

"We have made considerable progress in developing our product portfolio over the past 12 months and now have multiple products in clinical trials," commented Christopher Wood, M.D., chairman and chief executive officer of Bioenvision. "We have submitted a Marketing Authorization Application, the European equivalent of a U.S. New Drug Application, with the European Medicines Evaluation Agency
(EMeA) for European approval of clofarabine in relapsed or refractory pediatric acute leukemia. We anticipate an opinion from the EMeA in the third quarter of calendar 2005, which is our next important milestone."

Dr. Wood continued, "In addition, we are currently selling our second product, Modrenal(R), in the United Kingdom using our own sales force. Modrenal(R) is approved in the U.K. for the treatment of post-menopausal advanced breast cancer and the Company has initiated the filing process for mutual recognition in the E.U. on a country-by-country basis. In addition to these approved cancer therapeutics, during this quarter, the Company began Phase II clinical trials with Virostat for the treatment of Hepatitis C.

"We were delighted to have reported in the past quarter good results from the ongoing clinical studies of clofarabine in pediatric and adult acute leukemia trials. These encouraging results, to date, compare favorably to those reported in the Phase II pivotal trial, which led to FDA approval of clofarabine for the treatment of relapsed/refractory pediatric Acute Lymphoblastic Leukemia (ALL). We expect to use these data to support our current Marketing Authorization Application in Europe for pediatric leukemia. It also offers an encouraging sign for our adult AML trial."

Total revenues for the third quarter of fiscal 2005 were $1.4 million, up 65% over $0.85 million for the third quarter of fiscal 2004. The increase was primarily due to an increase in licensing and royalty revenue attributed to R&D reimbursements, royalties and amortization of milestone payments. For the third quarter of 2005, the Company's net loss narrowed significantly to $2.9 million, or $0.08 per share, compared with a net loss of $4.1 million, or $0.21 per share, for the third quarter of fiscal 2004.

Selling, general and administrative expenses for the three months ended March 31, 2005 and 2004 were approximately $2.1 million and $3.7 million, respectively, representing a decrease of approximately $1.6 million. This decrease was primarily due to a decrease in costs associated with the variable accounting treatment associated with certain options issued to an officer of the Company of approximately $2.6 million, offset by an increase in costs associated with the Company's increased headcount.

Research and development costs for the three months ended March 31, 2005 were $2.1 million, compared with $0.99 million in the prior year's period. The increase in research and development expenses was due to costs primarily associated with increased development activities and ongoing clinical trials for clofarabine for pediatric leukemia in Europe, adult AML (Acute Myeloid Leukemia) and Modrenal(R) for breast cancer and prostate cancer.

Bioenvision had cash and cash equivalents as of March 31, 2005 of $70.3 million, compared with $18.9 million as of June 30, 2004. The increase in the cash position is due to the public offering of 7.5 million shares of common stock in February 2005, which raised $56.4 million in net proceeds to the Company.

For the nine months ended March 31, 2005 and 2004, Bioenvision recorded revenues of $3.7 million and $1.8 million, respectively. SG & A expenses for the nine months ended March 31, 2005 and 2004 were approximately $6.9 million and $7.1 million, respectively. Research and development costs for the nine months ended March 31, 2005 were $6.0 million, compared with $2.5 million for the nine months ended March 31, 2004. Net loss was $9.8 million, or $0.32 per share for the first nine months of fiscal 2005, compared with net loss of $8.4 million, or $0.50 per share in the same period last year.

Conference Call

Bioenvision management will host a conference call to discuss these results today at 10:30 a.m. EDT. To participate in the live call by telephone, please dial (888) 803-8296 from the U.S. and Canada or (706) 679-0753 from outside the U.S. A telephone replay of the call will be available beginning at 1:30 p.m. EDT May 16 until 11:59 p.m. EDT May 20 by dialing (800) 642-1687 or (706) 645-9291 and entering reservation number 6076606.

Those interested in listening to the conference call live via the Internet may do so by visiting Bioenvision's web site at www.bioenvision.com. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on the Web site for 14 days.

About Bioenvision


Bioenvision's primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine (in co-development with Genzyme Corporation), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.


Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.


                                      # # #

                       Bioenvision, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)




                                                                                    March 31,                  June 30,
                                                                                      2005                       2004
                                                                                 --------------               -----------

ASSETS

Current assets
    Cash and cash equivalents                                                     $70,334,939                 $18,875,675
    Restricted cash                                                                   290,000                     290,000
    Deferred costs                                                                    231,171                     241,824
    Accounts receivable                                                             2,204,662                   2,627,773
    Inventory                                                                         433,335                           -
    Other current assets                                                              582,415                     253,311
                                                                                      -------                     -------

        Total current assets                                                       74,076,522                  22,288,583

    Property and equipment, net                                                       262,207                      47,857
    Intangible assets, net                                                         13,799,903                  14,563,660
    Goodwill                                                                        3,902,705                   3,902,705
    Security deposits                                                                 211,796                      79,111
    Deferred costs                                                                  3,483,419                   3,651,471
                                                                                    ---------                   ---------
        Total assets                                                              $95,736,552                 $44,533,387
                                                                                   ==========                  ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
    Accounts payable                                                               $3,014,427                  $1,495,866
    Accrued expenses                                                                1,712,585                   1,322,584
    Accrued dividends payable                                                          55,479                      90,141
    Deferred revenue                                                                  498,607                     551,828
                                                                                      -------                   ---------

        Total current liabilities                                                   5,281,098                   3,460,419

Deferred revenue                                                                    7,562,251                   7,909,598
Deferred tax liability                                                              5,376,091                   5,780,799
                                                                                    ---------                   ---------

        Total liabilities                                                          18,219,440                  17,150,816
Commitments and contingencies                                                               -                           -
 Stockholders' equity
    Preferred stock - $0.001 par value; 20,000,000 shares authorized;                   2,250                       3,342
      2,250,000 and 3,341,666 shares issued and outstanding at March 31,
      2005 and June 30, 2004 (liquidation preference $6,750,000 and
      $10,024,998, respectively)
    Common stock - par value $0.001; 70,000,000 shares authorized;                     40,449                      28,316
      40,448,948 and 28,316,163 shares issued and outstanding at March
      31, 2005 and June 30, 2004, respectively
    Additional paid-in capital                                                    128,684,678                  68,517,702
    Deferred compensation                                                            (158,280)                   (223,990)
    Accumulated deficit                                                           (51,169,417)                (41,082,397)
    Accumulated other comprehensive income                                            117,432                     139,598
                                                                                      -------                     -------

         Stockholders' equity                                                      77,517,112                  27,382,571
                                                                                   ----------                  ----------

         Total liabilities and stockholders' equity                               $95,736,552                 $44,533,387
                                                                                   ==========                  ==========

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                                                  Three months ended                     Nine months ended
                                                                       March 31,                             March 31,
                                                            --------------------------------     ----------------------------
                                                                2005               2004               2005               2004
                                                            --------------    --------------     --------------    --------------

Revenue
    Licensing and royalty revenue                                $430,411           $76,452         $1,012,068           $212,988
    Product sales                                                 149,364                 -            364,495                  -
    Research and development contract revenue                     819,194           770,042          2,283,657          1,545,042
                                                                 --------        ----------        ------------        ----------

             Total revenue                                      1,398,969           846,494          3,660,220          1,758,030

Costs and expenses
      Cost of products sold                                        99,061                 -            229,417                  -
    Research and development                                    2,136,849           994,307          5,986,496          2,545,128
    Selling, general and administrative                         2,074,430         3,721,937          6,885,382          7,079,367
    (includes stock based compensation income (expense)
    of $713,116 and $(2,526,943) for the three months
    ended March 31, 2005 and 2004, respectively, and
    $(687,290) and $(3,625,535) for the nine months
    ended March 31, 2005 and 2004, respectively)
    Depreciation and amortization                                 346,504           343,456          1,028,197          1,023,325
                                                                  -------           -------          ---------          ---------

         Total costs and expenses                               4,656,844         5,059,700         14,129,492         10,647,820
                                                                ---------         ---------         ----------         ----------

Loss from operations                                           (3,257,875)       (4,213,206)       (10,469,272)        (8,889,790)

Interest income                                                   185,465            14,576            297,479             49,464
                                                                  -------            ------            -------             ------

Net loss before income tax benefit                             (3,072,410)       (4,198,630)       (10,171,793)        (8,840,326)

Income tax benefit                                                129,395           134,351            404,708            402,928
                                                                ---------           -------            -------            -------

Net loss                                                       (2,943,015)       (4,064,279)        (9,767,085)        (8,437,398)

Cumulative preferred stock dividend                               (83,219)         (175,704)          (319,935)          (587,971)
                                                                  --------         ---------          ---------          ---------

Net loss available to common stockholders                     $(3,026,234)      $(4,239,983)      $(10,087,020)       $(9,025,369)
                                                               ===========       ===========       ============        ===========


Basic and diluted net loss per share of common stock               $(0.08)           $(0.21)            $(0.32)            $(0.50)
                                                                    ======            ======             ======             ======


Weighted average shares used in computing                      37,602,163        19,912,396         31,907,864         18,122,445
    basic and diluted net loss per share                       ==========        ==========         ==========         ==========